Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    Form S-8

                             Registration Statement
                                      Under
                           The Securities Act of 1933

                        ROCKY POINT PHARMACEUTICALS, INC.
                        ---------------------------------
             (Exact name of registrant as specified in its charter)

         Nevada                                              87-0434293
-----------------------------                           ------------------------
(State or other jurisdiction                                (IRS Employer
 of incorporation)                                          Identification No.)

516 East Sandy Hollow Circle
Midvale, Utah                                                    84047
                                                        ------------------------
(Address of Principal Executive Offices)                       (Zip Code)


                      Stock Issuable for Services rendered
            Pursuant to a Consulting Agreement with Neil E. Crabtree
            --------------------------------------------------------
                            (Full title of the plan)


     Nevada Corporation Service                                Copy to:
     1800 East Sahara, Suite 107                            Hank Vanderkam
         Las Vegas, Neveda                               Vanderkam & Sanders
   (Name, address and telephone number                     440 Louisiana, #475
        of agent for service)                             Houston, TX 77002
                                                            (713) 547-8900

     Approximate date of proposed sales pursuant to the plan: From time to time after the effective date of this Registration Statement.

                         CALCULATION OF REGISTRATION FEE
===================== ================ ===================== ===================  =============
Title of securities    Amount to be      Proposed maximum     Proposed maximum     Amount of
to be registered       registered      offering price per    aggregate offering   registration
                                             share (1)              price              fee
--------------------   --------------  -------------------   -------------------  -------------
Common Stock,
$.001 par value         1,000,000          $.001                 $1,000              $1.00
====================   ==============  ===================   ===================  =============


(1) Calculated in accordance with Rule 457(f) (2) solely for the purpose of determining the registration fee.

                                     PART I
                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION

     Information required by Item 1 is included in documents sent or given to participants in the Plan pursuant to Rule 428(b)(1) of the Securities Act.

ITEM 2. REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

     Information required by Item 2 is included in documents sent or given to participants in the Plan pursuant to Rule 428(b)(1) of the Securities Act.

                                RESALE PROSPECTUS
                        ROCKY POINT PHARMACEUTICALS, INC.
                                 UP TO 1,000,000
                             SHARES OF COMMON STOCK

WHICH THE SELLING SHAREHOLDERS MAY RESELL UNDER THIS PROSPECTUS

     You should read this resale prospectus carefully before you invest. This prospectus relates to 1,000,000 shares of common stock $.001 par value per share (the "Common Stock") of Rocky Point Pharmaceuticals, Inc. (the "Company"). The stockholders of the Company listed in the "Selling Stockholders" section of this resale prospectus may offer and resell shares of Common Stock under this resale prospectus for their own accounts. The Company ill not receive any proceeds from the resale of these shares by the selling stockholders.

     These shares were issued or are issuable to the selling stockholders and others as follows

     (i)  1,000,000 issued and issuable for services rendered.

     The selling stockholders may offer their common stock through public or private transactions, at prevailing market prices or at privately negotiated prices. These future prices are not currently known.

     Rocky Point Pharmaceuticals, Inc. stock is presently not traded. However, the Company has filed with the NASD for approval to begin trading.

     See Risk Factors beginning on page 4 to read about factors you should consider before buying shares of common stock.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION MADE TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this prospectus August 19 , 2002

                                  Risk Factors

You should carefully consider the risks described below before deciding whether to invest in the Company. If any of the contingencies discussed in the following paragraphs or other materially adverse events actually materialize, the business, financial condition and results of operations of the Company could be materially and adversely affected. In such a case, the trading price of the Company's common stock could decline, and you could lose all or part of your investment.

General

                              Future Capital Needs

Our growth and continued operations could be impaired by limitations on our access to the capital markets. There can be no assurance that capital from outside sources will be available, or if such financing is available, it may involve issuing securities senior to the Common Stock or equity financings which are dilutive to holders of the Common Stock.

                            Limited Operating History

The Company was incorporated in December, 1993 and aside from organizational costs incurred, and has a limited operating history upon which you may evaluate its business prospects. The Company's business and prospects must be considered in light of the risk, expense and difficulties frequently encountered by companies in early stages of development. If we are unable to effectively allocate our resources, we may be adversely affected and we may be unable to execute our strategy.

Lack of Cash Dividends

The Company has paid no cash dividends on its Common Stock to date and it is not anticipated that any cash dividends will be paid to holders of the Company's Common Stock in the foreseeable future. While the Company's dividend policy will be based on the operating results and capital needs of the business, it is anticipated that any earnings will be retained to finance the future expansion of the Company.

Limitation on Remedies; Indemnification

The Company's Bylaws provide that the officers and directors will only be liable to the Company for acts or omissions that constitute actual fraud, gross negligence or willful and wanton misconduct. Thus, the Company may be prevented from recovering damages for certain alleged errors or omissions by the officers and directors for liabilities incurred in connection with their good faith acts for the Company. Such an indemnification payment might deplete the Company's assets. Stockholders who have questions respecting the fiduciary obligations of the officers and directors of the Company should consult with independent legal counsel. It is the position of the Securities and Exchange Commission that exculpation from and indemnification for liabilities arising under the 1933 Act and the rules and regulations thereunder is against public policy and therefore unenforceable. See "Management".

Lack of Liquidity; Limited Transferability

There has been no prior market for the Company's Common Stock nor is it expected that one will develop unless and until the Company successfully completes a public offering, if ever. The Shares of Common Stock are being offered pursuant to an exemption from registration under the Securities Act of 1933 which imposes substantial restrictions on the transfer of such securities. All certificates which evidence the Shares of Common Stock will be inscribed with a printed legend which clearly describes the applicable restrictions on transfer or resale by the owner thereof. Accordingly, each investor should be aware of the long-term illiquid nature In no event may such securities be sold, pledged, hypothecated, assigned or otherwise transferred unless such securities are registered under the Securities Act and applicable state securities laws or the Company has received an opinion of counsel that an exemption from registration is available with respect thereto. Rule 144, the primary exemption for resales of restricted securities is only available for securities of issuers providing current information to the public. While the Company will be required to make such information available should it conduct an initial public offering, and assuming such public offering is in fact successfully carried out, the Company does not currently make such information available precluding reliance on Rule
144. Thus, each investor should be prepared to bear the risk of such investment for an indefinite period of time. See "Description of Securities" and "Placement of the Offering".

                     A Note About Forward-Looking Statements

     This prospectus contains both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this prospectus are not based on historical facts, but rather reflect the current expectations of the management of the Company concerning future results and events.

     The forward-looking statements generally can be identified by the use of terms such as "believe," "expect," "anticipate," "intend," "plan," "foresee," "likely," "will" or other similar words or phrases. Similarly, statements that describe the objectives, plans or goals of the Company are or may be forward-looking statements.

     Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, Inc. to be different from any future results, performance and achievements expressed or implied by these statements. You should review carefully all information, including the financial statements and the notes to the financial statements included in this prospectus. In addition to the factors discussed above under "Risk Factors," the following important factors could affect future results, causing the results to differ materially from those expressed in the forwardlooking statements in this prospectus:

                                Use Of Proceeds

     Because this prospectus is solely for the purpose of permitting the Individual receiving shares pursuant to grants made by the Board of Directors for sevices already rendered to offer and sell shares, the Company will not receive any proceeds from the sale of the shares being offered. The selling stockholders will receive all the proceeds.

                         Determination Of Offering Price

     This offering is solely for the purpose of allowing Individuals to sell shares. The Individuals may elect to sell some or all of their shares when they choose, in the near future or at a later date, at the price at which they choose to sell. As the market develops, the Individuals will therefore determine the price for their shares.

                                    Dilution

     This offering is for sales of shares by Individuals. Such sales will not result in any dilution to the net tangible book value per share of the common stock of the Company before and after the sales. Prospective investors should be aware, however, that the market price of shares being sold may not bear any rational relationship to net tangible book value per share. As of March 31, 2002, the net tangible book value per outstanding share of the common stock of the Company was $.0.

                                   INDIVIDUALS

     The Individuals acquired beneficial ownership of all the shares offered for resale pursuant to this prospectus in compensatory transactions. These transactions include compensation for services rendered by employees and third party professionals. A shareholder is deemed to beneficially own shares held in his or her name and certain shares he or she does not own but has the right to acquire upon option exercise or otherwise within 60 days after the date of this prospectus.

     After the distributions are complete, there are no selling stockholders beneficially owning 1% or more of the outstanding common stock based on the shares issued and outstanding as of August 19, 2002.

                              Plan Of Distribution

     The Company,. is registering this offering of shares on behalf of the Individual. The Company will pay all costs, expenses and fees related to the registration, including all registration and filing fees, printing expenses, fees and disbursements of its counsel, blue sky fees and expenses. The Individuals will pay any underwriting discounts and selling commissions in connection with the sale of the shares.

     The Individuals may sell the shares covered by this prospectus from time to time in one or more transactions through the OTC Bulletin Board or an interdealer quotation system, on one or more securities exchanges, in alternative trading markets or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Participant will determine the prices at which they sell their shares in these transactions. The Participant may effect the transactions by selling the shares to or through broker-dealers. In effecting sales, broker-dealers engaged by the Individuals may arrange for other brokerdealers to participate in the resales. The shares may be sold by one or more, or a combination, of the following:

     block trade in which the brokerdealer attempts to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction,

     purchases by a brokerdealer as principal and resale by the brokerdealer for its account,

     ordinary brokerage transactions and transactions in which the broker solicits purchasers, and privately negotiated transactions.

     The amount of securities to be offered or resold by means of this prospectus by each Individual, and any other person with whom he or she is acting in concert for the purpose of selling securities of the Company is limited by SEC Rule 144(e)(1) and (2). The number of shares resold may not exceed, during any three-month period, the greater of:

     1% of the shares of the class outstanding as shown by the most recent report published by the issuer, or the average weekly reported volume of trading in such securities during the four calendar weeks preceding the date of receipt of the order to execute the transaction by the broker or the date of execution of the transaction directly with a market maker.

     For the purpose of determining the amount of securities sold during any three-month period, the following provisions shall apply:

     (i) Where both convertible securities and securities of the class into which they are convertible are sold, the amount of convertible securities sold shall be deemed to be the amount of securities of the class into which they are convertible for the purpose of determining the aggregate amount of securities of both classes sold;

     (ii) The amount of securities sold for the account of a pledgee thereof, or for the account of a purchaser of the pledged securities, during any period of three months within one year after a default in the obligation secured by the pledge, and the amount of securities sold during the same three-month period for the account of the pledgor shall not exceed, in the aggregate, the amount specified in paragraph SEC Rule 144(e)(1) or (2), whichever is applicable;

     (iii) The amount of securities sold for the account of a donee thereof during any period of three months within one year after the donation, and the amount of securities sold during the same three-month period for the account of the donor, shall not exceed, in the aggregate, the amount specified in paragraph SEC Rule 144(e)(1) or (2), whichever is applicable;

     (iv) Where securities were acquired by a trust from the settlor of the trust, the amount of such securities sold for the account of the trust during any period of three months within one year after the acquisition of the securities by the trust, and the amount of securities sold during the same three-month period for the account of the settlor, shall not exceed, in the aggregate, the amount specified in paragraph SEC Rule 144(e)(1) or (2), whichever is applicable.

     (v) The amount of securities sold for the account of the estate of a deceased person, or for the account of a beneficiary of such estate, during any period of three months and the amount of securities sold during the same period for the account of the deceased person prior to his death shall not exceed, in the aggregate, the amount specified in SEC Rule 144(e) (1) or (2), whichever is applicable; provided, that no limitation on amount shall apply if the estate or beneficiary thereof is not an affiliate of the issuer;

     (vi) When two or more affiliates or other persons agree to act in concert for the purpose of selling securities of an issuer, all securities of the same class sold for the account of all such persons during any period of three months shall be aggregated for the purpose of determining the limitation on the amount of securities sold;

     (vii) The following sales of securities need not be included in determining the amount of securities sold: securities sold pursuant to an effective registration statement under the Securities Act; securities sold pursuant to an exemption provided by Regulation A under the Securities Act; securities sold in a transaction exempt pursuant to Section 4 of the Securities Act and not involving any public offering; and securities sold offshore pursuant to Regulation S under the Securities Act.

     The Individuals may enter into hedging transactions with broker-dealers. In these transactions, broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume with the Individual. The Individual also may sell the common stock short pursuant to this prospectus and redeliver the shares to close out these short positions. The Individual may enter into option or other transactions with broker-dealers that require the delivery to the broker-dealer of the shares covered by this prospectus. The broker-dealer may then resell or otherwise transfer the shares pursuant to this prospectus. The Individual also may loan or pledge the shares to a broker-dealer. The broker-dealer may then sell the loaned shares or, upon a default by the Individual, the broker-dealer may sell the pledged shares pursuant to this prospectus.

     The Individual may engage in other financing transactions that may include forward contract transactions or borrowings from financial institutions in which the shares are pledged as security. In connection with any of these forward contract transactions, the Individual would pledge shares to secure their obligations and the counterparty to these transactions would sell the common stock short to hedge its transaction with the Individual. Upon a default by the Individual under any of these financings, including a forward contract transaction, the pledgee or its transferee may sell the pledged shares pursuant to this prospectus. Any such pledgee or its transferee will be identified in this prospectus by post-effective amendment to the registration statement of which it is a part.

     Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the Individual. Broker-dealers or agents may also receive compensation from the purchasers of the shares for whom they act as agents or to whom they sell as principals, or both. Compensation to a particular broker-dealer may be in excess of customary commissions and will be in amounts to be negotiated with an Individual in connection with the sale. Broker-dealers or agents, any other participating broker-dealers and the Individuals may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act in connection with sales of the shares. Accordingly, any commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. Because the Individual may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the Individuals will be subject to the prospectus delivery requirements of the Securities Act.

     The Individual will be subject to applicable provisions of the Securities Exchange Act of 1934 and the associated rules and regulations, including Regulation M. These provisions may limit the timing of purchases and sales of shares of the common stock of the Company by the Individual. The Company will make copies of this prospectus available to the Individual and has informed them of the need for delivery of copies of this prospectus to purchasers at or before the time of any sale of the shares.

                                  Legal Opinion

     Vanderkam & Sanders, Houston, TX has passed upon the legality of the shares offered by this prospectus.

                                     Experts

     Smith & Company independent auditors, have audited the financial statements as of the year ended December 31, 2001 as set forth in the Form 10-KSB filed March 29, 2002, which is incorporated by reference in this prospectus and elsewhere in the registration statement.

     With respect to the unaudited interim financial information included herein, the independent certified public accountants have not audited or reviewed the information and have not expressed an opinion or any other form of assurance with respect to this information.

                     How To Obtain Additional Information

     The Company has filed a registration statement with the Securities and Exchange Commission relating to the securities offered by this prospectus. The prospectus does not contain all of the information set forth in the registration statement. For further information with respect to the Company and the securities offered by this prospectus, refer to the registration statement. In addition, the Company recently became a public company required to file annual and quarterly reports with the Securities and Exchange Commission. You may read and copy the registration statement and any materials the Company files with the Securities and Exchange Commission at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1800SEC0330. The Securities and Exchange Commission also maintains an Internet site at www.sec.gov where the Company Securities and Exchange Commission filings can be viewed.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following  documents filed with the Securities and Exchange  Commission
(the   "Commission")  are  incorporated  by  reference  into  this  Registration
Statement and are made a part hereof:

     (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in Item 3(a) above, including, but not limited to, the Company's quarterly reports on Form 10-QSB through the fiscal quarter ended March 31, 2002.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

ITEM 4. DESCRIPTION OF SECURITIES

     Common Stock

     General. The Company is authorized to issue 100,000,000 shares of Common Stock, $.001 par value per share.

     The holders of the Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors, out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the Company, the holders of the Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock. The holders of the Common Stock as such have no conversion, preemptive or other subscription rights and there are no redemption provisions applicable to the Common Stock.

     Voting Rights. The holders of the Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the results that the holders of shares having more than fifty percent (50%) of the votes for the election of directors can elect all of the directors.

     Dividend Policy. To date, the Company has not paid any dividends on its Common Stock. The payment of dividends, if any, in the future is within the discretion of the Board of Directors and will depend upon the Company's earnings, its capital requirements and financial condition and other relevant factors. The Board does not intend to declare any dividends in the foreseeable future, but instead intends to retain all earnings, if any, for use in the Company's business operations.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNCEL.

     None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company's Articles of Incorporation, as amended, eliminate the personal liability of directors to the Company or its stockholders for monetary damages for breach of fiduciary duty to the extent permitted by Nevada law. The Company's Bylaws provide that the Company shall have the power to indemnify its officers and directors to the extent permitted by Nevada law. Nevada law authorizes a corporation to indemnify directors, officers, employees or agents of the corporation in non-derivative suits if such party acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, as determined in accordance with Neveda law.

The provisions affecting personal liability do not abrogate a director's fiduciary duty to the Company and its shareholders, but eliminate personal liability for monetary damages for breach of that duty. The provisions do not, however, eliminate or limit the liability of a director for failing to act in good faith, for engaging in intentional misconduct or knowingly violating a law, for authorizing the illegal payment of a dividend or repurchase of stock, for obtaining an improper personal benefit, for breaching a director's duty of loyalty, which is generally described as the duty not to engage in any transaction which involves a conflict between the interest of the Company and those of the director, or for violations of the federal securities laws.

         The provisions regarding indemnification provide, in essence, that the Company will indemnify its directors against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding arising out of the director's status as a director of the Company, including actions brought by or on behalf of the Company (shareholder derivative actions). The provisions do not require a showing of good faith. Moreover, they do not provide indemnification for liability arising out of willful misconduct, fraud, or dishonesty, for "short-swing" profits violations under the federal securities laws, for the receipt of illegal remuneration or if the director received a benefit in money, property or services to wich the director is not legally entitled. The provisions also do not provide indemnification for any liability to the extent such liability is covered by insurance.

        The provisions also limit or indemnify against liability resulting from grossly negligent decisions including grossly negligent business decisions relating to attempts to change control of the Company.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8. EXHIBITS

     4.1  Connsulting Agreement with Neil E. Crabtree.

     5.1 Opinion and consent of Vanderkam & Sanders re: the legality of the shares being registered

     23.1 Consent of Smith & Company

     23.2 Consent of Vanderkam & Sanders (included in Exhibit 5.1)

ITEM 9. UNDERTAKINGS

         (a)      The registrant hereby undertakes:

               (1) To file, during any period in which offers or sells are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining liability under the Securities Act of 1933, each post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3)  To  file  a   post-effective   amendment   to  remove   from
                    registration any of the securities that remain unsold at the end of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on 22nd the day of August, 2002.

                                            Rocky Point Pharmaceuticals, Inc.



                                            By: /s/ Arden Oliphant
                                               -------------------------------
                                               Arden Oliphant

August 22, 2002

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

  Signatures              Title                                Date
 ------------            -------                              -------

/s/ Arden Oliphant      Chairman of the Board, Chief         August 22, 2002
--------------------
 Arden Oliphant         Executive Officer, Principal
                        Financial Officer, and Director

/s/ Scott Glauser       Director                             August 22,2002
--------------------
Scott Glauser

                               VANDERKAM & SANDERS
                             440 LOUISIANA, STE 475
                                HOUSTON, TX 77002
                                 (713) 547-8900
                            (713) 547-8910 FACSIMILE


                                   Exhibit 5.1
                                 August 19, 2002

Rocky Point Pharmaceuticals, Inc.
516 East Sandy Hollow Circle
Midvale, Utah 84047

Re:  Form S-8 Registration Statement

Gentlemen:

You have requested that we furnished you our legal opinion with respect to the legality of the followed described securities of Rocky Point Pharmaceuticals,Inc. (the "Company") covered by a Form S-8 Registration Statement, as amended through the date hereof (the "Registration Statement"), filed with the Securities and Exchange Commission for he purpose of registering such securities under the Securities Act of 1933:

     1. 1,000,000 shares of common stock, $.001 par value (the "Shares") issuable for services rendered pursuant to a contract.

In connection with this opinion, we have examined the corporate records of the Company, including the Company's Articles of Incorporation, Bylaws, and the Minutes of its Board of Directors and Shareholders meetings, the Agreement, the Registration Statement, and such other documents and records as we deemed relevant in order to render this opinion.

Based on the foregoing, it is our opinion that, after the Registration Statement becomes effective and the Shares have been issued and delivered as described therein, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding our firm and use of our name under the heading "Legal Matters" in the Prospectus constituting a part of such Registration Statement.



                                                     Sincerely,
                                                     VANDERKAM & SANDERS


                                                    /s/ Vanderkam & Sanders

                                  Exhibit 23.1

                                     Consent

         As independent certified public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report relating to the financial statements of Rocky Point Pharmaceuticals, Inc. which report appears in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2001 and to all references to this firm included in such Registration Statement.

                                                     /s/ Smith & Company


                                                     ---------------------------
                                                     SMITH & COMPANY


August 19, 2002
Salt Lake City, Utah

                              CONSULTING AGREEMENT

     This consulting agreement (this "Agreement") is made the ____ day of August 2002, but effective as of April 1, 2000 by and between Rocky Point Pharmaceuticals, Inc., (the "Company"), and Neil E. Crabtree (the "Consultant").

                                    RECITALS

     WHEREAS, the Company wishes to engage and has engaged the Consultant with respect to certain aspects of its business;

     WHEREAS, the Consultant is willing to make available to the Company the consulting services provided for in the Agreement as set forth below;

                                   AGREEMENT

     NOW THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties herein contained, the parties hereto agree as follows:

     1.   TERM

         The term of this Agreement shall commence on the date hereof and end on August 12, 2002.

     2.   CONSULTING SERVICES

     (a) Services both current and for those already rendered in connection with the preparation of SEC reports and other corporate documents and providing administration and financial services to the Company. Expenses incurred in the rendering of such services.

     (b) Compensation. In consideration of the consulting services set forth in paragraph 2 (a), and subject to the terms and conditions set forth herein the Company hereby agrees to issue to Consultant 1,000,000 shares of the Company's Common stock (the "Shares") and register such shares at the time of initial issuance, or immediately thereafter, on Form S-8 under the Securities Act of 1933.

     (c) Issuance. Issuance and delivery of the Common Stock shall be within 45 days of the full reporting date of the Company, at which time, the Company shall deliver to the Consultant:

          (i) the certificate or certificates evidencing the Shares to be issued to the Consultant and the respective dates, registered in the name of the Consultant; and

          (ii) evidence that the Shares have been registered on Form S-8 to be filed upon issuance of the Shares to the Consultant, registering for resale thereof.

     (d)  Expenses.

     During the term of the Consultant's engagement hereunder. The Consultant shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Consultant in performing services hereunder, including all travel and living expenses while away from home on business at the request of and in the service of the Company, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company, and that any expenses in excess of $500.00 have been pre-approved in writing by the Company.

3.       CONFIDENTIAL INFORMATION

     (a) Confidential Information. In connection with the providing of Consulting Services, hereunder, the Company may provide the Consultant with information concerning the Company which the Company deems confidential (the "Confidential Information"). The Consultant understands and agrees that any Confidential Information disclosed pursuant to this Agreement is secret, proprietary and of great value to the Company, which value may be impaired if the secrecy of such information is not maintained. The Consultant further agrees that he will take reasonable security measures to preserve and protect the secrecy of such Confidential Information, and to hold such information in confidence and not to disclose such information, either directly or indirectly to any person or entity during the term of this agreement or any time following the expiration or termination hereof; provided, however, that the Consultant may disclose the Confidential Information to an assistant to whom disclosure is necessary for the providing of services under this agreement.

     (b) Exclusions. For purposes of this paragraph 3, the term Confidential Information shall not include Information which (i) becomes generally available to the public other than as a result of a disclosure by the Consultant or his assistants, agents or advisors, or (ii) becomes available on a non-confidential basis to the Consultant from a source other than the Company or it's advisors, provided that such source is not known to the Consultant to be bound by a Confidentiality agreement with or other obligation of secrecy to the Company or another party.

     (c) Government Order. Notwithstanding anything to the contrary in this Agreement, the Consultant shall not be precluded from disclosing any of the Confidential Information pursuant to a valid order of any governmental or regulatory authority, or pursuant to the order of any court or arbitrator.

     (d) Injunctive Relief. The Consultant agrees that, since a violation of this paragraph 3 would cause irreparable injury to the Company, and that there may not be an adequate remedy at law for such violation, the Company shall have the right in addition to any other remedies available at law or in equity, to enjoin the Consultant in a court of equity for violating the provisions of this paragraph 3.

4.       REPRESENTATION AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to the Consultant that as of the date hereof and as of the Closing Date (after giving effect to the transactions contemplated hereby):

     (a) Existence and Authority. The Company is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of incorporation and has full power and authority to own its respective property, carry on its respective business as no being conducted, and enter into and perform its obligations under this Agreement and to issue and deliver the Shares to be issued by it hereunder. The Company is duly qualified as a jurisdiction in which it is necessary to be so qualified to transact business as currently conducted. This Agreement, has been duly authorized by all necessary corporate action, executed, and delivered by the Company, and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and to general principals of equity.

     (b) Authorization and Validity of Shares. The Shares have been duly authorized and are validly issued and outstanding, fully paid and non-assessable and free of any preemptive rights. THE Shares are not subject to any lien, pledge, security interest or other encumbrance.

     (c) Authorization of Agreement. The Company has taken all actions and obtain all consents or approvals necessary to authorize it to enter into this Agreement.

     (d) No Violation. Neither the execution or delivery of this Agreement, the issuance or delivery of Shares, the performance by the Company of its obligations under this Agreement, nor the consummation of the transactions contemplated hereby will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, require the consent or approval of or filing with any person (other than consent and approvals which have been obtained and filings which have been made) under, or result in the imposition of a lien on or securities interest in any properties or assets of the Company, pursuant to the charter or bylaws of the Company, any award of any arbitrator or any agreement (including any agreement with stockholders), instruments, order, judgement, decree, statute, law, rule or regulation to which the Company is party or to which any such person or any of their respective properties or assets is subject.

     (e) Registration. The Shares have been, or will be upon the filing of an S-8 Registration Statement, registered pursuant to the Securities Act of 1933, as amended, and all applicable state laws.

5.   FILINGS

     The Company shall furnish to the Consultant, promptly after the sending or filing thereof, copies of all reports which the Company sends to its equity security holders generally, and copies of all reports and registration statements which the Company files with the Securities and Exchange Commission (the "Commission"), any other securities exchange or the national Association of Securities Dealers, Inc. ("NASD")

6.   SUPPLYING INFORMATION

     The Company shall cooperate with the Consultant in supplying such publicity available information as may be reasonably necessary for the Consultant to complete and file any information reporting forms.

7.   INDEMNIFICATION

     (a) The Company shall indemnify the Consultant from and against any and all expenses (including attorneys' fees), judgements, fines, claims, cause of action, liabilities and other amounts paid (whether in settlement or otherwise actually and reasonably incurred) by the Consultant in connection with such action, suit or proceeding if (i) the Consultant was made a party to any action, suit or proceeding by reason of the fact that the Consultant rendered advice or services pursuant to this Agreement, and (ii) the Consultant acted in good faith and in a manner reasonably believed by the Consultant to be in or not opposed to the interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause or believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Consultant did not act in good faith in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding the foregoing, the Company shall not indemnify the Consultant with respect to nay claim, issue or matter as to which the consultant shall have been adjudged to be liable for gross negligence or willful misconduct in the performance other duties pursuant to this Agreement unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjunction of liability, but in view of all the circumstances of the case, the Consultant is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     (b) The Consultant shall indemnify the Company from and against any and all expenses (including attorney's fees), judgements, fines, claims, causes of action, liabilities and other amounts paid (whether in settlement or otherwise actually and reasonably incurred) by the Company in connection with such action, suit or proceeding if (i) the Company was made a party to any action, suit or proceeding by reason of the fact that the Consultant rendered advice or services pursuant to this Agreement, and (ii) the Consultant did not act in good faith and in a manner reasonably believed by the Consultant to be in or not opposed to the interests of the Company, and with respect to any criminal action or proceeding, did not reasonably believe his conduct was lawful. Notwithstanding the foregoing, the Consultant shall not indemnify the Company with respect to any claim, issue or matter as to which the Company shall have been adjudged to be liable for gross negligence or willful misconduct in connection with the performance of the Consultant's duties pursuant to this Agreement unless and only to the extent that the court on which such action or suit was brought shall determine upon application that, despite the adjunction of liability, bu in view of all circumstances of the case, the Company is fairly and reasonably entitled to indemnify for such expenses which such court shall deem proper.

8.   INDEPENDENT CONTRACTOR STATUS

     It is expressly understood and agreed that this is a consulting agreement only and does not constitute an employer-employee relationship. Accordingly, the Consultant agrees that the consultant shall be solely responsible for payment of his own taxes or sums due to the federal, state, or local governments, overhead, workmen's compensation, fringe benefits, pension contributions and other expenses. It is further understood and agreed that the Consultant is an independent contractor and the company shall have no right to control the activities of the Consultant other than during the express period of time in which the Consultant is performing services hereunder, and that such services provided hereunder and not because of any presumed employer-employee relationship. The Consultant shall have no authority to bind the company.

     The parties further acknowledge that the Company's services hereunder are not exclusive, but that the Consultant shall be performing services and undertaking other responsibilities, for and with other entities or persons, which may directly or indirectly compete with the Company. Accordingly, the services of the Consultant hereunder are on a part time basis only, and the Company shall have no discretion, control of, or interest in, the Consultant's services which are not covered by the terms of the Agreement. The Company hereby waives any conflict of interest which now exists or may hereafter arise with respect to Consultant's current employment and future employment.

9.   NOTICE

     All notices provided by this Agreement shall be in writing and shall be given by facsimile transmission, overnight courier, by registered mail or by personal delivery, by one party to the other, addressed to such other party at the applicable address set forth below, or to such other address as may be given for such purpose by such other party by notice duly given hereunder. Notice shall be deemed properly given on the date of the delivery.


                    To Consultant:        Neil E. Crabtree

                                          ----------------------
                                          ----------------------

                    To the Company:       Rocky Point Pharmaceuticals, Inc.
                                          516 East Sandy Hollow Circle
                                          Midvale, Utah 84047

10.      MISCELLANEOUS

     (a) Waiver. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

     (b) Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the transactions contemplated hereby, and may not be amended, modified, or altered except by an instrument in writing signed by the party against whom such amendment, modification, or alteration is sought to be enforced. This Agreement supercedes and replaces all other agreements between the parties with respect to any services to be performed by the Consultant of behalf of the Company.

     (c) Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Utah.

     (d) Binding Effect. This Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

     (e) Construction. The captions and headings contained herein are inserted for convenient reference only, are not a part hereof and the same shall not limit or construe the provisions to which they apply. Reference in this agreement to "paragraphs" are to the paragraphs in this Agreement, unless otherwise noted.

     (f) Expenses. Each party shall pay and be responsible for the cost and expanses, including, without limitations, attorneys's fees, incurred by such party in connection with negotiation, preparation and execution of this Agreement and the transactions contemplated hereby.

     (g) Assignment. No party hereto may assign any of its rights or delegate any of its obligations under this Agreement without the express written consent of the other party hereto.

     (h) No Rights to Others. Nothing herein contained or implied is intended or shall be construed to confer upon or give to any person, firm or corporation, other than the parties hereto.

     (i) Counterparts. This Agreement may be executed simultaneously in two counterparts, each of which shall be deemed an original, but both of which together shall constitute on and the same agreement, binding upon both parties hereto, notwithstanding that both parties are not signatories to the original or the same counterpart.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.


                        Rocky Point Pharmaceuticals, Inc.


                        By: /s/ Arden Oliphant
                           ------------------------------
                           Arden Oliphant, President